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                        ASCENT ENTERTAINMENT GROUP, INC.

                               OFFER TO EXCHANGE
                   $1,000 IN PRINCIPAL AMOUNT AT MATURITY OF
                 11 7/8% SENIOR SECURED DISCOUNT NOTES DUE 2004
                                      FOR
                 EACH $1,000 IN PRINCIPAL AMOUNT AT MATURITY OF
           OUTSTANDING 11 7/8% SENIOR SECURED DISCOUNT NOTES DUE 2004
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
                 EXEMPT FROM REGISTRATION UNDER THE SECURITIES
                            ACT OF 1933, AS AMENDED

To Our Clients:

    Enclosed for your consideration is a Prospectus dated January 30, 1998 (as the same may be amended or supplemented from time to time (the "Prospectus")) and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Ascent Entertainment Group, Inc. (the "Issuer") to exchange up to $225,000,000 in aggregate principal amount at maturity of its 11 7/8% Senior Secured Discount Notes due 2004 (the "Exchange Senior Notes") for up to $225,000,000 in aggregate principal amount at maturity of its outstanding 11 7/8% Senior Secured Discount Notes due 2004 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Senior Notes").

    The material is being forwarded to you as the beneficial owner of Senior Notes carried by us for your account or benefit but not registered in your name. A tender of any Senior Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Senior Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Senior Notes in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all Senior Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Senior Notes.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Senior Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on Monday, March 2, 1998, unless extended (the "Expiration Date"). Senior Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    Your attention is directed to the following:

1. The Exchange Offer is for the exchange of $1,000 in principal amount at maturity of the Exchange Senior Notes for each $1,000 in principal amount at maturity of the Senior Notes, of which $126,663,750 was outstanding as of December 22, 1997. The terms of the Exchange Senior Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Senior Notes, except that the Exchange Senior Notes (i) are freely transferable by holders thereof (except as provided in the Prospectus) and (ii) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Senior Notes under a Registration Rights Agreement dated as of December 22, 1997 (the "Registration Rights Agreement") between the Issuer and NationsBanc Montgomery Securities, Inc., as Initial Purchaser.

2. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on March 2, 1998, unless extended.

3. The Issuer has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.
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4.  Any transfer taxes incident to the transfer of Senior Notes from the tendering holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

    The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Senior Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of your Senior Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Senior Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Ascent Entertainment Group, Inc., including the Prospectus and the Letter of Transmittal.

    This form will instruct you to exchange the aggregate principal amount of Senior Notes indicated below (or, if no aggregate principal amount is indicated below, all Senior Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

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    Aggregate Principal Amount of Senior Notes to be exchanged
    $________________________*
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*   I (we) agree that if I (we) sign these instruction forms without indicating an aggregate principal amount of Senior Notes in the space above, all Senior Notes held by you for my (our) account will be exchanged.

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Signature(s)

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(Please print name(s) and address above
Dated            , 1998

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(Area code and phone number)

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(Taxpayer identification or Social Security Number)